SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                            (Amendment No.  )

Filed by the Registrant       /X/
Filed by a Party other than the Registrant       /  /

Check the appropriate box:
/ /   Preliminary Proxy Statement
/ / Confidential; for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AMCON Distributing Company
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

               ------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
      11.

      /1/  Title of each class of securities to which transaction applies:

      /2/  Aggregate number of securities to which transaction applies:

      /3/ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      /4/  Proposed maximum aggregate value of transaction:

      /5/  Total fee paid:
/ /   Fee paid previously with preliminary materials:
/ /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

      /1/  Amount Previously Paid:

      /2/  Form, Schedule or Registration Statement No.:

      /3/  Filing Party:
      /4/  Date Filed:




                         AMCON DISTRIBUTING COMPANY
                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             MARCH 21, 2002

The Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") will be held at the Embassy Suites Hotel, 555 South 10th Street, Omaha, Nebraska on Thursday, March 21, 2002, at 9:00 a.m., Central Standard Time, for the following purposes:

   (1) To elect two directors for terms ending in 2005.

   (2) To ratify the appointment of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending September 27, 2002.

   (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors and the ratification of the appointment of the independent auditors of the Company.

Only stockholders holding shares of Common Stock of record at the close of business on January 21, 2002 will be entitled to notice of, and to vote at, the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                    By Order of the Board of Directors


                                    /s/ Michael D. James
                                    ------------------------------------
                                    Michael D. James, Secretary

Omaha, Nebraska
February 14, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.




                         AMCON Distributing Company
                              10228 L Street
                           Omaha, Nebraska  68127

                         ---------------------------

                              PROXY STATEMENT

                                   for
                       ANNUAL MEETING OF STOCKHOLDERS

                                    of

                               COMMON STOCK

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") to be held on March 21, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 10228 L Street, Omaha, Nebraska 68127. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about February 14, 2002.

The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing a later-dated proxy with him. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. In addition, the directors believe outstanding shares held by executive officers and directors of the Company will be voted "FOR" each such proposal. Such shares represent approximately 36.2% of the total shares outstanding as of January 21, 2002, Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast, or there are broker nonvotes.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP
THEREOF BY PRINCIPAL STOCKHOLDERS,
DIRECTORS AND OFFICERS

Only holders of Common Stock of record at the close of business on January 21, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. At the Record Date, there were 3,112,962 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by each director and each nominee for director, by each of the executive officers named in the Summary Compensation Table, by all present executive officers and directors of the Company as a group and by each other person believed by the Company to beneficially own more than 5% of the Company's Common Stock as of January 21, 2002.

                                                          Number of
                                                            Shares          Percent
                                                         Beneficially         of
          Name                                              Owned            Class
- ------------------------                                 ------------       -------

DIRECTORS AND EXECUTIVE OFFICERS
- --------------------------------

William F. Wright, Director, Chairman of the Board        571,758 /1/        18.07

Kathleen M. Evans, Director, President                    185,036 /2/         5.87

Michael D. James, Chief Financial Officer,
 Secretary and Treasurer                                   13,000 /3/            *

Eric J. Hinkefent, President of Health Food
 Associates, Inc. and Chamberlin Natural Foods, Inc.        2,200 /4/            *

Jerry Fleming, Director                                    23,100 /5/            *

J. Tony Howard, Director                                  177,446 /6/         5.65

Allen D. Petersen, Director                               259,238 /7/         8.28

Timothy R. Pestotnik, Director                            240,298 /8/         7.70

William R. Hoppner, Director                              101,265 /9/         3.24

All executive officers and directors
 as a group (9 persons)                                 1,346,243            40.77

OTHER STOCKHOLDERS
- ------------------

Mark A. Wright /10/                                       170,182             5.47

Wendy M. Wright /11/                                      328,252            10.54

Ane Patterson /12/                                        160,784             5.16


- ------------------------
* Less than 1% of class.


/1/ Includes 31,750 shares of Common Stock held by AMCON Corporation, over which Mr. Wright has voting and dispositive powers. Also includes options to purchase 50,600 shares of Common Stock at an average exercise price of $3.67 per share and 30,000 non-employee options held through AMCON Corporation at an exercise price of $4.00 which may be exercised currently.

/2/ Includes options to purchase 38,500 shares of Common Stock at an average exercise price of $3.41 per share which may be exercised currently.

/3/ Includes options to purchase 11,900 shares of Common Stock at an average exercise price of $3.96 per share which may be exercised currently. Mr. James also holds unvested options to acquire 9,100 shares of common stock at an average exercise price of $6.43 per share.

/4/ Consists of options to purchase 2,200 shares of Common Stock at an average exercise price of $7.61 per share which may be exercised currently. Mr. Hinkefent also holds unvested options to acquire 3,300 shares of common stock at an average exercise price of $7.61 per share.

/5/ Includes options to purchase 22,000 shares of Common Stock at an average exercise price of $3.73 per share which may be exercised currently. Mr. Fleming also holds unvested options to acquire 4,400 shares of stock at an exercise price of $2.61 per share. Please note that as of October 1, 2001, Mr. Fleming's employment with The Healthy Edge, Inc. was terminated, but he still acts in a consulting capacity for the Company.

/6/ Includes options to purchase 29,700 shares of Common Stock at an average exercise price of $3.68 per share which may be exercised currently.

/7/ Includes 227,098 shares of Common Stock held by the Lifeboat Foundation, over which Mr. Petersen shares voting power as a director, 11,440 shares held by the Draupnir Trust, over which Mr. Petersen has sole voting power as sole trustee. Also includes options to purchase 18,700 shares of Common Stock at an average exercise price of $4.30 per share which may be exercised currently .

/8/ Includes 227,098 shares of Common Sock held by the Lifeboat Foundation, over which Mr. Pestotnik shares voting power as a director, and options to purchase 7,700 shares of Common Stock at an average exercise price of $6.72 per share which may be exercised currently.

/9/ Includes options to purchase 7,700 shares of Common Stock at an average exercise price of $6.72 per share which may be exercised currently.

/10/ 11110 E. Beck Lane, Scottsdale, Arizona 85259. The number of shares includes 3,070 shares over which Mr. Wright shares voting and investment power with his spouse and minor children.

/11/ 3535 Lebon Drive, San Diego, California 92122.

/12/ 3055 St. Thomas Drive, Missoula, Montana 59803.


                          ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has nominated J. Tony Howard and Allen D. Petersen to serve three-year terms as directors. Messrs. Howard and Petersen have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why either of them might be unavailable to serve. If Mr. Howard or Mr. Petersen is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between Mr. Howard or Mr. Petersen and any other person pursuant to which they were selected as nominees. The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Messrs. Howard and Petersen. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. HOWARD AND MR. PETERSEN.

The table below sets forth certain information regarding the directors of the Company. All members of, and nominees to, the Board of Directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                      Principal            Director  Term To
Name                   Age            Occupation            Since    Expire
- ------------------     ---    -------------------------    --------  -------
                                      NOMINEES

J. Tony Howard         57     President of Nebraska          1986      2002
                              Distributing Company

Allen D. Petersen      60     Chairman and Chief Executive   1993      2002
                              Officer of American Tool
                              Companies, Inc. /1/


                           DIRECTORS CONTINUING IN OFFICE

Kathleen M. Evans      54     President of the Company       1986      2003

Timothy R. Pestotnik   41     Attorney, Partner in the law   1998      2003
                              firm Luce, Forward, Hamilton
                              & Scripps, LLP

William F. Wright      59     Chairman of the Board /2/      1986      2004

Jerry Fleming          64     Consultant /3/                 1997      2004

William R. Hoppner     51     Attorney, Of Counsel to the    1994 /4/  2004
                              law firm Rehm and Bennett
                              P.C., Consultant

Information regarding other executive officers of the Company is found in the Company's Form 10-K, which is available upon request.

- ------------------
/1/ Mr. Petersen is also a director of Gold Banc Corporation, Inc., a public bank holding company.

/2/ Mr. Wright is also a director of Gold Banc Corporation, Inc., a public bank holding company.

/3/ Mr. Fleming served as President of Food For Health Co., Inc., from 1992 through the end of fiscal year 2001. The Company acquired Food For Health Co., Inc. in November 1997 and sold substantially all the assets of Food For Health Co., Inc. in March 2001. Effective October 1, 2001, Mr. Fleming's employment with the Company was terminated and he entered into a four-year consulting agreement with the Company.

/4/ Mr. Hoppner resigned from the Board of Directors in October 1997 to pursue political office and was reappointed to the Board of Directors in December 1998.

The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended September 28, 2001, the Board of Directors held 10 meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during fiscal 2001.

The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee. Nominations for directors are made by the entire Board of Directors.

AUDIT COMMITTEE. The functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of the Company's internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, and reviewing fees charged by the Company's independent auditors. The Audit Committee is composed of Directors Hoppner, Pestotnik and Petersen. The Audit Committee held 7 meetings during fiscal 2001.

COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation policy, changes in salary levels, bonus payments and awards pursuant to the Company's management incentive plans for executive officers and outside directors. The Compensation Committee also administers the Company's 1994 Stock Option Plan. The Compensation Committee consists of Directors Hoppner and Howard. The Compensation Committee held 2 meetings during fiscal 2001.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company are paid a fee of $20,000 per year plus $500 for each board meeting (including committee meetings) attended in person or by teleconference. In addition, all directors are reimbursed for out-of-pocket expenses related to attending board and committee meetings. These non-employee directors may receive awards of nonqualified stock options which entitle them to purchase shares of the Company's common stock at an exercise price equal to the fair market value of the stock on the date of grant. Option grants to non-employee directors are not issued under the Company's 1994 Stock Option Plan. Such grants are determined on an annual basis by the Chairman and President. During fiscal 2001, no stock options were granted to non-employee directors.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid by the Company to its Chairman and the other three highest paid executive officers of the Company ("Named Officers") for services rendered during fiscal 2001, 2000, and 1999. No other executive officers of the Company earned salary and bonus in fiscal 2001 in excess of the disclosure threshold established by federal securities laws.


                             Summary Compensation Table

                                                                         Long-Term Compensation
                                                                 ------------------------------------
                                   Annual Compensation                    Awards             Payouts
                            ----------------------------------   -------------------------   -------
  (a)                (b)      (c)         (d)         (e)           (f)           (g)          (h)          (i)
                                                      /1/                         /2/          /3/          /4/
                                                                 Restricted    Securities
Name and                                          Other Annual     Stock       Underlying      LTIP      All Other
Principal                   Salary       Bonus    Compensation    Award(s)    Options/SARs   Payouts   Compensation
Position             Year     ($)         ($)         ($)           ($)           (#)          ($)          ($)
- ------------         ----   -------     -------   ------------   ----------   ------------   -------   -------------
William F. Wright,   2001   378,560     113,568        -             -             -            -          9,048
 Chairman            2000   364,000        -           -             -             -            -         12,371
                     1999   350,000     275,000        -             -            6,600         -         13,388


Kathleen M. Evans,   2001   297,440      90,000        -             -             -            -         10,657
President            2000   286,000     286,000        -             -             -            -          9,941
                     1999   275,000     275,000        -             -            5,500         -          9,760


Jerry Fleming,       2001   208,000        -           -             -             -            -            396
President of         2000   208,000        -           -             -             -            -            396
The Healthy Edge,    1999   200,000      65,000        -             -            4,400         -            396
Inc.

Michael D. James,    2001   145,000      25,000        -             -             -            -          6,612
Secretary,           2000   130,000      30,000        -             -            4,500         -          6,538
Treasurer and        1999   115,000      30,000        -             -            6,600         -          4,823
Chief Financial
Officer

Eric J. Hinkefent,   2001   100,000        -           -             -             -            -          2.240
President of Health  2000   100,000        -           -             -             -            -          1,923
Food Associates,     1999     3,427        -           -             -            5,500         -             65
Inc. and Chamberlin
Natural Foods, Inc.
/5/

- ----------------------------------


/1/ No disclosure is required in this column pursuant to applicable Securities and Exchange Commission Regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for each respective executive officer named.

/2/ Option grants for fiscal 1999 have been adjusted to reflect the special 10% stock dividend paid in February 2000.

/3/ The Company does not have a long-term incentive plan as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

/4/ The amount for fiscal 2001 consists of contributions to the Company's Profit Sharing Plan of $6,504, $9,546, $6,612 and $2,240 for Mr. Wright, Ms. Evans, Mr. James and Mr. Hinkefent, respectively, and the value of life insurance of $2,544, $1,111 and $396 for Mr. Wright, Ms. Evans and Mr. Fleming, respectively.

/5/ Mr. Hinkefent became an executive officer of the Company during fiscal 2001. Mr. Hinkefent's reported salary for 1999 represents two weeks of compensation as a result of the Company's acquisition of Health Food Associates, Inc. on September 15, 1999.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No options were granted during fiscal 2001 to the Named Officers listed in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

No options were exercised during fiscal 2001 by the Named Officers. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2001 for the Named Officers. All options have been adjusted to reflect the special 10% stock dividend paid in February 2000.



(a)                      (b)            (c)                 (d)                  (e)
                                                         Number of             Value of
                                                        Securities            Unexercised
                                                        Underlying           In-the-Money
                                                        Unexercised         Options/SARs at
                       Shares                         Options/SARs at         Fiscal Year
                      Acquired                       Fiscal Year End(#)          End($)
                         On            Value            Exercisable/          Exercisable/
Name                 Exercise(#)    Realized ($)       Unexercisable         Unexercisable
- -----------------    -----------    ------------     ------------------     ---------------
William F. Wright        -0-             -0-            50,600/     0        67,980/     0
Kathleen M. Evans        -0-             -0-            38,500/     0        59,610/     0
Jerry Fleming            -0-             -0-            17,600/ 8,800        23,844/15,896
Michael D. James         -0-             -0-            10,360/10,640        14,819/ 5,564
Eric J. Hinkefent        -0-             -0-             2,200/ 3,300             0/     0



LONG-TERM INCENTIVE PLANS AND OTHER MATTERS

The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for the Named Officers and has not repriced any options or SARs for any Named Officer during the last fiscal year.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with William F. Wright, the Chairman of the Board, and Kathleen M. Evans, President of the Company. Each such agreement has a term expiring on December 31, 2002 and is automatically extended for one additional year each December 31, unless either the Company or the executive delivers a notice of non-extension at least 90 days prior to the scheduled automatic renewal date. Each agreement provides for the payment of a base salary in each year during the term thereof and provides that the executive shall be eligible to receive a bonus based upon performance in an amount determined by the Compensation Committee of the Board. Should the Board elect to terminate the agreements upon such executive's disability or death, such executive or his or her personal representative shall be entitled to receive his or her base salary for a period of six months following the termination. Should the Board elect to terminate the agreements for a reason other than serious misconduct (as defined in the agreements), such executive shall be entitled to receive a severance package equal to such executive's current base salary plus his or her previous year's bonus. Each executive will also be eligible to participate in the Company's 1994 Stock Option Plan and in other employee benefit plans maintained by the Company, including health and life insurance plans. Each agreement contains provisions under which the executive has agreed to maintain the confidentiality of information concerning the Company and its affairs and a covenant not to compete with the Company for a period of one year after such executive's employment with the Company terminates.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

THIS REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

EXECUTIVE OFFICER COMPENSATION. The Company's Compensation Committee (the "Committee") consists only of directors who are not officers or employees of the Company. The Committee endeavors to establish total compensation packages for each executive officer that fairly reflects the value of that executive officer's services to the Company and that will permit the Company to attract and retain high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

Executive officer compensation contains three principal components: (i) a base salary, (ii) a cash bonus and (iii) grants of options to purchase Common Stock under the Company's 1994 Stock Option Plan. Mr. Wright's and Ms. Evans' base salaries are set forth in their employment agreements and are subject to annual increases as recommended by the Committee. The base salaries of other officers are determined as a function of their prior base salaries and the Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies and are not a function of any specific performance criteria. The Committee periodically compares base salaries paid to its executive officers with those paid by other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index (Standard & Poors Distributors (Food and Health) 500 Index) used in the Performance Graph included in this Proxy Statement. In general, the Committee determined that the base salaries paid to the Company's executive officers fell within the median range of base salaries paid by such comparable companies.

During fiscal 2000, the Committee adopted an executive compensation plan which established performance goals and criteria relating to the amounts of
cash bonuses paid to its executive officers in future years.   Stock option
awards will continue to be determined on an annual basis. The bonus portion of Mr. Wright's and Ms. Evans' compensation is paid based upon the performance goals established by the Compensation Committee and approved by the Board of Directors. In addition to bonuses paid in accordance with the executive compensation plan, the Compensation Committee may award additional bonus amounts on a discretionary basis if the Committee deems it to be appropriate.

The bonus portion of other executive officer's compensation is paid on a discretionary basis based upon the Committee's assessment of the executive's individual performance and the overall performance of the Company during the most recently completed fiscal year with respect to stockholder value, stock price, sales growth and net income. In general, it has been the Company's practice to award cash bonuses to the executive officers with respect to a particular fiscal year in amounts consistent with cash bonuses awarded in prior fiscal years as long as the Company achieves stock price, sales and net income levels specified in the Company's budget for such fiscal year.

Because ownership of the Company's Common Stock serves to align the economic interests of its executive officers with those of its stockholders, executive officers who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase Common Stock. Any grant of options to purchase Common Stock must be made with an exercise price no less than the closing sale price of the Common Stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. The amount of stock option awards granted to executive officers are also determined on a discretionary basis by the Committee considering the same criteria used to award cash bonuses.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the Chairman and to the four most highly compensated executive officers other than the Chairman. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

COMPENSATION OF CHAIRMAN. Mr. Wright's base salary is set by his employment agreement and is subject to annual increases as recommended by the Committee. It is the view of the Committee, based upon its periodic review of base salaries paid to chief executive officers of similarly situated companies, that Mr. Wright's base salary is reasonable and within the median range paid by such other companies. Based on the performance criteria set forth in the executive compensation plan, Mr. Wright was awarded a cash bonus equal to 30% of his base salary (or $113,568) during fiscal 2001. No stock option grants were awarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

                                      William R. Hoppner
                                      J. Tony Howard

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Prior to February 25, 1994, the Company was a subsidiary of AMCON Corporation, which owned 87.5% of the issued and outstanding shares of the Company's Common Stock. AMCON Corporation's principal asset is a subsidiary corporation that is engaged in the beer distribution business in eastern Nebraska. William F. Wright, Kathleen M. Evans, J. Tony Howard and Allen D. Petersen are officers, directors or stockholders of AMCON Corporation.
AMCON Corporation engages in certain transactions with the Company, including the provision of offices and administrative services to the Company. The cost of the shared facilities are apportioned between them based upon their respective usages thereof and on terms no less favorable than would otherwise be available from unaffiliated parties. The Company was charged $60,000, $60,000, and $60,000 by AMCON Corporation during fiscal 2001, 2000, and 1999, respectively, as consideration for such services, which is included in the Company's selling, general and administrative expenses for those years.

During fiscal 2001, the Company contracted with William R. Hoppner, one of its outside directors, for consulting services in connection with its retail health food operations during fiscal year 2001. The amount paid for consulting services during fiscal 2001 was $150,000, plus reimbursement of expenses. Mr. Hoppner is currently providing consulting services to the Company on a month-by-month basis and receives a fee of $7,500 per month.

Effective October 1, 2001, Jerry Fleming's employment with the Company was terminated and Mr. Fleming entered a four-year consulting agreement with the Company at the rate of $104,000 per year.

REPORT OF THE AUDIT COMMITTEE

THIS REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

The Audit Committee operates under a written charter and is comprised of William R. Hoppner, Timothy R. Pestotnik and Allen D. Petersen, each of whom was an independent director of the Company under the rules adopted by the American Stock Exchange (the "AMEX Rules") during fiscal 2001. However, due to his consulting arrangement with the Company which began in fiscal 2001, Mr. Hoppner is no longer considered to be an independent director of the Company under the AMEX Rules. In accordance with the AMEX Rules and based on the short-term nature of the consulting arrangement and the substantial value Mr. Hoppner adds to the Audit Committee, the Board of Directors has determined that it is in the best interests of the Company for Mr. Hoppner to remain on the Audit Committee until his successor can be appointed. The Board of Directors is currently considering potential candidates who could serve on the Audit Committee.

The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("D&T") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 28, 2001 with management of the Company and with representatives of D&T. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allows it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with D&T also included the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees).

In addition, the Audit Committee reviewed the independence of D&T. We received disclosures and a letter from D&T regarding its independence as required by Independence Standard Board Standard No. 1 and discussed this information with D&T.

Based on the foregoing, the Audit Committee recommended to the full Board of Directors that the audited financial statements of the Company for the year ended September 28, 2001 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                      William R. Hoppner
                                      Timothy R. Pestotnik
                                      Allen D. Petersen


COMPANY PERFORMANCE

THE GRAPH IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up the American Stock Exchange Composite Total Return Index and the Standard & Poors Distributors (Food & Health) 500 Index on September 27, 1996 through September 28, 2001 (the end of the Company's fiscal 2001).

                              [GRAPH OMITTED]


                                9/29/95   9/27/96   9/26/97   9/25/98   9/24/99   9/29/00
                                -------   -------   -------   -------   -------   -------
AMCON Distributing Company        100     200.00    376.92    480.77    331.08    272.00
American Stock Exchange
 Total Return Index               100     125.61    117.74    151.76    187.95    137.16
S&P Distributors
 (Food and Health) 500 Index      100     124.94    169.05    105.01    143.09    176.48


                    RATIFICATION OF APPOINTMENT OF AUDITOR

Deloitte & Touche LLP ("D&T") has been appointed by the Board of Directors as auditors for the Company and its subsidiaries for fiscal 2002. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

On September 4, 2001, the Company's Board of Directors, upon recommendation from the Company's Audit Committee, approved a change in the Company's independent accountants for the fiscal year ended September 28, 2001 from PricewaterhouseCoopers LLP to D&T. The change was due to the closure of the PricewaterhouseCoopers offices in Omaha and Lincoln, Nebraska. The reports of PricewaterhouseCoopers for the fiscal years ended September 29, 2000 and September 24, 1999 contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 29, 2000 and September 24, 1999, and the interim period from September 30, 2000 through September 4, 2001, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. No reportable event as described in paragraph (a) (1) (v) of
Item 304 of Regulation S-K has occurred within the Company's fiscal years ended September 29, 2000 and September 24, 1999, or the period from September 30, 2000 through September 4, 2001.

The Company did not consult with D&T during the fiscal years ended September 29, 2000 and September 24, 1999, or during the interim period from September 30, 2000 through September 4, 2001, on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304 (a) (1) (iv) and Regulation S-K Item 304 (a) (1) (v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, relating to which either a written report was provided to the Company or oral advice was provided that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

AUDIT FEES

D&T billed the Company a total $78,000 in fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 28, 2001. D&T was not retained by the Company to review the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during that year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

D&T did not perform any professional services for the Company during the fiscal year ended September 28, 2001, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing our local area network, or designing or implementing a hardware or software system that aggregates source date underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid to D&T during fiscal 2001 for these types of services.

ALL OTHER FEES

D&T billed the Company $7,500 for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 28, 2001, including audit related services of $6,000 and non-audit services of $1,500. Audit related services generally include fees for the audits of the Company's employee benefit plans.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2002.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to the Company's Bylaws, stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than February 21, 2002. Such proposals should set forth (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Pursuant to the Company's Bylaws, nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by February 21, 2002. Only stockholders of record as of the Record Date are entitled to bring business before the Annual Meeting or make nominations for directors.

In order to be included in the Company's proxy statement relating to its next annual meeting (i.e. 2003), stockholder proposals must be submitted by October 16, 2002 to the Secretary of the Company at its home office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by shareholders for consideration at the Annual Meeting if the Company does not receive written notice of the matter on or before December 30, 2001.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

The Company's Annual Report, including financial statements, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report is not to be considered part of this proxy solicitation material. IN ADDITION, ANY STOCKHOLDER WHO WISHES TO RECEIVE A COPY OF THE FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY WITHOUT CHARGE BY WRITING TO THE COMPANY. Requests should be directed to Mr. Michael D. James at the Company's principal executive office.

                                  By Order of the Board of Directors



                                  /s/ Michael D. James
                                  -----------------------------------
                                  Michael D. James, Secretary

Omaha, Nebraska
February 14, 2002





                             REVOCABLE PROXY
                      AMCON DISTRIBUTING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMCON DISTRIBUTING COMPANY FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MARCH 21, 2002 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of AMCON Distributing Company (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 555 South 10th Street, Omaha, Nebraska, on Thursday, March 21, 2002, at 9:00 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

  1.  ELECTION OF DIRECTORS.
      / /  FOR the nominees listed below for the term to expire in 2005

           J. Tony Howard          Allen D. Petersen

          (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR" and cross out such nominee's name.)

      / /  WITHHOLD AUTHORITY to vote for all nominees listed above

  2. AUDITORS. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2002.

      / /  FOR           / /  AGAINST           / /  ABSTAIN

  3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                (continued and to be signed on the reverse hereof)


This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for March 21, 2002 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Dated:               , 2002.
       --------------


                                     ---------------------------------------
                                     (Signature)



                                     ---------------------------------------

                                     (Signature if held jointly)

                                     Please sign exactly as name appears on
                                     this proxy.  When shares are held by
                                     joint tenants, both should sign.  When
                                     signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give your full title.  If a
                                     corporation, please sign in full
                                     corporate name by authorized officer.
                                     If a partnership, please sign in
                                     partnership name by authorized person.

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.